Exhibit 10.3

REYNOLDS

SUPERIOR MODULAR PRODUCTS INCORPORATED

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of 31st day of December, 2008, by and between Superior Modular Products Incorporated d/b/a SMP Data Communications, hereinafter called the “Company”, and William R. Reynolds, hereinafter called the “Employee”, and provides as follows:

WHEREAS, the Company and the Employee entered into an Employment Agreement as of the 30th day of May, 2008, setting forth certain terms and conditions of the Employee’s continued employment by the Company;

WHEREAS, the Employment Agreement must be amended in certain respects to comply with the requirements of Section 409A of the Internal Revenue Code and the regulations promulgated thereunder;

WHEREAS, the parties have mutually agreed upon the following amendments to the Employment Agreement;

NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and undertakings of the parties as set forth in the Employment Agreement and as set forth herein, and other and good and valuable consideration, receipt of which is hereby acknowledged, the parties covenant and agree as follows:

1. Section 11.c. of the Employment Agreement is modified to read as follows: “Termination by the Company without Cause During the Initial Term. During the Initial Term, the Company may terminate Employee’s employment without Cause at any time upon written notice to Employee, which termination shall be effective immediately. In the event the Company exercises its right to terminate Employee’s employment without Cause during the Initial Term, Employee shall have the right to receive severance compensation equal to Employee’s then current base salary for a period of time that is the greater of: (i) the remainder of the Initial Term; or (ii) three (3) months. In no event, however, shall the severance compensation exceed the limits set forth in Treasury Regulations Section 1.409A-1(b)(9)(iii)(A).”

2. Section 12 of the Employment Agreement is modified to read as follows: “Termination or Resignation After Initial Term. After the Initial Term, the Company may terminate the employment relationship at any time, for any reason, with or without cause or notice, at the Company’s sole discretion. After the Initial Term, Employee may voluntarily terminate his or her employment with the Company at any time, for any reason, upon sixty (60) days’ prior written notice to the CEO of Optical Cable Corporation. In the event Employee’s employment is terminated by the Company without cause after the Initial Term, Employee shall have the right to receive severance compensation equal to three (3) months of Employee’s then current base salary. Such severance compensation shall be paid to Employee no later than the 15th day of the third month following the date of termination of employment with the Company.

In the event Employee resigns or is terminated for cause after the Initial Term, Employee shall thereafter have no right to receive compensation or other benefits (including severance compensation) from the Company, except for earned but unpaid base salary and vacation, and except for continued benefits as required by law.”

3. This Amendment may be executed in counterparts by Employee and the Company, which when taken together shall constitute the complete original Amendment and shall be fully enforceable, and a facsimile signature or electronically transmitted PDF image of a signature shall be deemed an original signature for purposes of executing this Amendment.

Except as modified by this Amendment, the Employment Agreement of May 30, 2008 shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized representative and Employee has hereunto set his hand and seal on the day and year first above written.

SUPERIOR MODULAR PRODUCTS INCORPORATED

By:	/s/ Neil D. Wilkin, Jr.
Name:	Neil D. Wilkin, Jr.
Title:	Chairman and Chief Executive Officer

EMPLOYEE

/s/ William R. Reynolds
William R. Reynolds

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